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                                                                    Exhibit 99.6


                                      PROXY

                           ASI SOLUTIONS INCORPORATED
                                780 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

       SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             , 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Bernard F. Reynolds and Michael
J. Mele, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of ASI Solutions Incorporated ("ASI"), held of record by the undersigned as of the close of business on _____, _____________ ___, 2001, at the Special Meeting of Stockholders (the "Special Meeting") to be held at ______________, on _____, _____ ___, 2001 at _____ local time and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN PARAGRAPH 1 ON THE REVERSE SIDE HEREOF. THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. STOCKHOLDERS WHO PLAN TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE SPECIAL MEETING IN PERSON.


           PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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[X]      PLEASE MARK VOTE
         AS IN THIS EXAMPLE

                                                                 FOR      AGAINST       ABSTAIN

1.   To approve the merger of Merger Subsidiary, Inc.,           / /        / /           / /
     a wholly-owned subsidiary of Aon Corporation,
     with and into ASI Solutions Incorporated
     and approve and adopt the Agreement and
     Plan of Merger, dated as of February 23, 2001, by and
     among ASI Solutions Incorporated, Aon Corporation
     and Merger Subsidiary, Inc.

2. To consider and act upon any other matters that may properly be brought before the Special Meeting and at any adjournments or postponements.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the proxy statement/prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.


PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Date:________________________


Stockholder(s) signature(s):     _______________________________

                                 _______________________________

PLEASE SIGN NAME EXACTLY AS SHOWN ON REVERSE. WHERE THERE IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE PROXY SHOULD BE EXECUTED IN THE FULL CORPORATE OR PARTNERSHIP NAME AND SIGNED BY A DULY AUTHORIZED PERSON, STATING HIS OR HER TITLE OR AUTHORITY.


                PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.